UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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eBay Inc.

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Beginning on May 6, 2017, eBay Inc. will provide the following information to certain of its investors.

INVESTOR PRESENTATION May 2017

TABLE OF CONTENTS Business and Strategy Business Overview Strategic Priorities Board and Corporate Governance Practices Board Composition, Tenure and Refreshment Corporate Governance Best Practices Written Consent Stockholder Proposal Executive Compensation Compensation Program Overview Diversity and Global Impact Diversity and Inclusion Update Global Impact Overview (CSR Programs)

BUSINESS AND STRATEGY

$4.3B $0.9B 169M Global Active Buyers $79.4B 58% International GMV1 … >190 Markets Served 49% of GMB2 Closed on Mobile $7.2B $0.8B 1 Gross merchandise volume 2 Gross merchandise bought Note: GMV & Revenue represent FY 2016; Active Buyers, % International GMV and % GMB Closed on Mobile as of Q1 2017 Revenue GMV1 Our Platforms

Our Strategic Priorities Best Choice Most Relevance Most Powerful Selling Platform Providing the greatest selection of inventory for our buyers Enabling buyers to easily find, compare and purchase items they need and want For business sellers: the potential to drive profitable sales and build a brand From new, everyday items to rare and unique goods A shopping experience that is simple, data-driven and personalized For consumer sellers: an easy way to declutter, sell and make money And incredible deals only found on eBay Highlighting the unique value that eBay brings A partnership, not a competition 5

BOARD AND CORPORATE GOVERNANCE PRACTICES

5 independent directors added to the Board since start of 2015 10 of 12 directors are independent Directors have complementary experience and skill sets which contribute to strong Board dynamics and effective strategic oversight of management: Investment/Finance Technology Industry Entrepreneurship Management Transactions/M&A Leadership Media Product and Marketing Board Tenure and Refreshment Board Independence In light of the rapidly changing environment, the Board regularly reviews the skills, professional experience, background, age, and diversity of its members to ensure proper alignment The Board and each committee perform an annual self-assessment to evaluate its effectiveness Highly Skilled and Independent Board of Directors

Experienced Board with Robust Leadership



Devin Wenig
eBay President & CEO
Director Since 2015



Anthony Bates
Former President, GoPro
Director Since 2015



Pierre Omidyar
Founding Partner & Chairman, Omidyar Network; CEO, Civil Beat
Director Since 1996



Thomas Tierney
eBay Board Chairman
Chairman & Co-Founder, the Bridgespan Group
Director Since 2003



Logan Green
Co-Founder & CEO, Lyft
Director Since 2016



Paul Pressler
Partner, Clayton, Dubilier & Rice
Interim CEO / Chairman, David's Bridal
Director Since 2015



Fred Anderson Jr.
Co-Founder, Elevation Partners & NextEquity Partners
Director Since 2003
Audit Comm. Chair



Bonnie Hammer
Chairman, NBCUniversal Cable Entertainment
Director Since 2015



Robert Swan
CFO, Intel Corp
Former eBay SVP & CFO
Director Since 2015



Edward Barnholt
Former President & CEO, Agilent Technologies
Director Since 2005
Comp. Comm. Chair



Kathleen Mitic
Founder & CEO, Sitch; Former Head of Platform & Mobile Marketing, Facebook
Director Since 2011
Gov. & Nom. Comm. Chair



Perry Traquina
Former Chairman & CEO, & Managing Partner, Wellington
Director Since 2015

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Strong Board independence (10 of 12 directors are independent) P Declassified Board with all members standing for election annually P Majority vote standard for uncontested director elections P Stockholder right to call a special meeting (25% threshold) P Stockholder proxy access (adopted March 2016) P Strong stockholder engagement practices P Separate Chairman and CEO roles P Independent Chairman with robust responsibilities P Simple majority vote standard for bylaw/charter amendments and transactions P Clawback policy P Stock ownership requirements for our executive officers and directors P Anti-hedging and anti-pledging policies P Commitment to Corporate Governance Best Practices

Written Consent Stockholder Proposal

We recommend you vote AGAINST the proposal to adopt written consent

Rationale for Written Consent Opposition

- eBay regularly engages with and solicits the feedback of its stockholders and is proud of its track record of responsiveness to stockholders
- The Board is committed to good corporate governance and believes in maintaining policies and practices that serve the interests of all stockholders
- eBay's stockholders have the right to call a special meeting at a 25% threshold
- eBay's existing special meeting bylaw offers a transparent and equitable mechanism for stockholders to raise matters for consideration by the Company
- **Written consent is less transparent and less democratic relative to holding a stockholders meeting, and thus deprives stockholders of a forum for discussion or opportunity to ask questions about proposed actions**

Market Statistics[1]

- ✓ Among the S&P 500, only ~30% of companies provide stockholders with the right to act by written consent
- ✓ By contrast, ~65% of S&P 500 companies provide special meeting rights
- ✓ Only a minority (~20%) of companies in the S&P 500 provide both rights

[1] *Source: SharkRepellent*

Note: All statistics for S&P 500 are based on SharkRepellent's universe of coverage, which includes 470 US public companies

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EXECUTIVE COMPENSATION

…the goals of our executive pay program 1. Align compensation with our business objectives, performance and stockholder feedback 2. Motivate named executive officers (“NEOs”) to enhance long-term stockholder value 3. Position us competitively among the companies against which we recruit and compete for talent 4. Enable us to attract, retain, and reward NEOs and other key employees who contribute to our long-term success Pay practices align with and support… Emphasize pay-for-performance alignment Majority of total compensation is performance-based Multiple performance measures, caps on incentive payments, and overlapping two-year performance periods for PBRSU awards Meaningful stock ownership requirements for executive officers Maintain a clawback policy Retain an independent compensation consultant Prohibit hedging and pledging by executive officers and directors Limited perquisites to executive officers Our compensation program is heavily performance- and equity-based and aligns management with stockholders Compensation Program Aligned with Business Goals and Culture

Recent Compensation Changes Further Drive Alignment CEO Compensation is Heavily Performance- and Equity-Based PRIOR (2015) TODAY Performance-based restricted stock 50% of NEO long-term incentives 60% of NEO long-term incentives Use of options Minor component of NEO compensation Discontinued use of options Peer group Based on combined business and scale of pre-spin eBay Modified to reflect business and scale of post-spin eBay Note: 2016 reported compensation breakdown for Mr. Wenig as disclosed in 2017 proxy statement 2016 CEO compensation 62% performance-based and composed of 79% equity Highly Performance-Based Compensation Program Drives Long-Term Stockholder Returns

2016-2017 Performance Period 2015 2016 2017 2018 2019 2015-2016 Performance Period March 1 50% vesting for all NEOs except CEO / CFO March 1 100% vesting for CEO / CFO 50% vesting for all other NEOs Plan Performance Metrics Compensation Committee Rationale Annual Cash Incentive FX-neutral revenue (threshold) Non-GAAP net income Individual Performance A minimum revenue threshold must be met before any incentive is paid Non-GAAP net income is directly affected by management decisions and provides the most widely followed measure of financial performance PBRSUs FX-neutral revenue Non-GAAP operating margin dollars ROIC (modifier) Key drivers of our long-term success and stockholder value, and directly affected by management decisions Incentivizes profitable growth and efficient use of capital PBRSUs reward long-term performance Annual cash incentive awards and vesting of PBRSUs are determined based on metrics that correlate with operating performance over one and multi-year performance periods and long-term stock performance March 15 50% vesting for all NEOs except CEO / CFO March 15 100% vesting for CEO / CFO 50% vesting for all other NEOs Annual & Long Term Plan Metrics Correlated to Sustained Performance

DIVERSITY AND GLOBAL IMPACT

Extensive global gender pay study completed in October considered salary, bonus and annual stock grant value U.S.: Women earn 100% of salary and 99.8% of total compensation (salary, bonus, annual stock value) earned by men in same job and same grade level Global: Women earn 99.8% of the salary and 99.4% of the total compensation earned by men in the same job, at the same grade level and in the same country. Our global analysis covers countries that account for more than 80% of eBay’s employees Pay equity reviews are now part of our regular rhythm Strengthening and Expanding Our Diversity & Inclusion Efforts Hired our first Chief Diversity Officer, Damien Hooper-Campbell, and made a strategic decision to have our University Recruiting team report into him In March 2017, we publicly disclosed our first Global Diversity & Inclusion report since the 2015 Spin-Off of PayPal and the sale of our Enterprise segment Women are 38% of our global workforce; ethnically/racially diverse (Asian, Black, Hispanic/Latino, Other) communities are 48% of our U.S. workforce Launched a refocused and expanded program for our global Communities of Inclusion focused on gender, race/ethnicity, disability and military status, sexual orientation and/or preference. Nearly 20% of our employees belong to at least one of our 60 Community of Inclusion chapters across the world Piloted eBay’s first-ever Global Diversity & Inclusion Survey to assess our employee’s sentiments on making eBay an even more inclusive workplace Deepened recruiting partnerships with external organizations such as the Anita Borg Institute and piloted partnerships with groups such as CODE2040 Spearheaded innovative global initiatives to include more buyers and sellers on our platform (eBay Curve in the United Kingdom, CarePlus in Korea) Created roles dedicated 100% to diversifying our buyer and seller communities (Multicultural Marketing Manager, Diversity Seller Program Manager) Gender Pay Equity Study Found Pay Parity Between Women and Men Diversity & Inclusion efforts focused across three strategic areas - workforce, workplace and marketplace –to attract & retain top talent, enhance corporate performance, and foster a welcoming and inclusive place for employees and existing and future customers across the world Diversity & Inclusion is a Long-Standing Focus at eBay

It’s how we bring our purpose to life, creating a better, more sustainable form of commerce, where people are empowered, causes are supported, and opportunities are open to everyone. Opportunity for all Circular economy eBay for Charity Enabling everyone to participate in—and benefit from—global commerce ___ 7 million The number of sellers benefitting from eBay’s platform in the U.S. 2x Annual growth rate of established eBay sellers compared to the annual GDP in most major developed markets Giving products the chance to have many lives and serve many people ___ 108,000 tonnes The C02e saved through the sale of preowned clothing in the United States and United Kingdom in 2016 175,000 Apple iPhone 6 units that found new owners within 90 days of the next model release Supporting your favorite causes when you buy and sell ___ $725 million Raised by eBay for Charity since 2003 $6.7 million Raised through eBay High Profile Charity Campaigns in 2016 Responsible business Behaving responsibly, ethically and sustainably in all areas of our business, including: eBay Foundation – Empowering aspiring entrepreneurs and building vibrant and sustainable communities Environmental Footprint – Optimizing our operational footprint to support a more sustainable, low-carbon economy Global Impact Update

THANK YOU